Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

          This SECURITIES PURCHASE AGREEMENT, dated as of June 30, 2009 (this “Agreement”) is entered into by and among Allora Minerals, Inc., a Nevada corporation (the “Corporation”), EPOD Solar Inc., a corporation formed pursuant to the laws of British Columbia, Canada (“EPOD”), and the persons listed on Schedule I hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

          WHEREAS, the Corporation and EPOD have entered into a Stock and Asset Purchase Agreement, of even date herewith (the “Purchase Agreement”), pursuant to which the Corporation has agreed to purchase all or substantially all of the assets, and certain shares of the capital stock and liabilities, of certain subsidiaries of EPOD as of the date of closing set forth therein (the “Asset Purchase”);

          WHEREAS, the Corporation has been approved for the quotation of shares of its common stock, $0.001 par value per share (the “Common Stock”), on the OTC Bulletin Board (“OTCBB”);

          WHEREAS, as partial consideration for assets of EPOD being purchased pursuant to the Purchase Agreement and in connection with the Asset Purchase, the Corporation has agreed to become a party to this Agreement;

          WHEREAS, at the Closing (as defined below), EPOD wishes to issue and sell to the Purchasers (i) secured convertible debentures, substantially in the form of Exhibit A hereto, in the aggregate original principal amount of up to $2,000,000.00 (the “Debentures”), which shall be convertible into shares of authorized but unissued Common Stock, no par value per share, of EPOD (the “EPOD Shares”) or shares of Common Stock, and (ii) warrants to purchase EPOD Shares or shares of Common Stock, substantially in the form of Exhibit B hereto (the “Warrants”), in each case accordance with the terms hereof;

          WHEREAS, pursuant to the Purchase Agreement, as of the date of closing of the Asset Purchase, the Corporation has agreed to assume the Debentures and Warrants and EPOD’s rights and obligations thereunder, and to issue shares of Common Stock, in lieu of EPOD Shares, upon conversion and/or exercise thereof; and

          WHEREAS, the Purchasers wish to purchase the Debentures and Warrants (together, the “Purchase Securities”) on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I

THE PURCHASE SECURITIES

          SECTION 1.01 Issuance, Sale and Delivery of the Purchase Securities. EPOD agrees to issue and sell to the Purchasers at the Initial Closing (as defined below), and the Purchasers hereby agree to purchase from EPOD at the Initial Closing, the aggregate original principal amount, number and type, as applicable, of Purchase Securities set forth opposite the name of such Purchaser on Schedule I, at the aggregate purchase price set forth opposite the Purchaser’s name on Schedule I. Except where otherwise specifically noted, all references to “dollars” or “$” in this Agreement are to U.S. dollars.

          SECTION 1.02 Closing. The initial closing of the purchase of the Purchase Securities issued by EPOD shall take place at the offices of Burns & Levinson LLP, at 10:00 a.m., Eastern time, on the date of this Agreement, remotely via the exchange of documents and signatures, at 10:00 a.m., or at such other time and place as EPOD and the Purchasers mutually agree upon, orally or in writing (the “Initial Closing”, and such date and time being called the “Initial Closing Date”). In the event there is more than one closing for the purchase and sale of the Purchase Securities, the term “Closing” shall apply to each such closing, and the term “Closing Date” shall apply to the date of each such Closing, unless otherwise specified.

          SECTION 1.03 Delivery of Purchase Securities and Payment of Purchase Price. At the Initial Closing, EPOD shall deliver to the Purchasers a Debenture payable to each Purchaser in the aggregate principal amount set forth opposite such Purchaser’s name on Schedule I hereto and Warrants to purchase the number of shares of Common Stock or EPOD Shares, as applicable, set forth opposite the Purchaser’s name on Schedule I hereto, in each case against payment of the principal amount of the Debenture by the Purchaser via written instructions to Burns & Levinson LLP, as “Escrow Agent” pursuant to that certain Escrow Agreement, dated as of May 29, 2009, by and among EPOD, the Purchaser and Burns & Levinson LLP (the “Escrow Agreement”), to release such amount to EPOD (net of adjustments pursuant to Sections 9.01 and 9.04 hereof). The Escrow Agent shall then remit such amount to EPOD pursuant to written instructions received from EPOD pursuant to the Escrow Agreement. At any subsequent Closing pursuant to Section 1.07, the Corporation shall deliver to the Purchasers a Debenture payable to each Purchaser and a Warrant in the manner, and upon the conditions, set forth in this Section 1.03; provided, that the principal amount of any Debenture issued to any Purchaser at such Closing shall be paid by certified or bank check payable to the Corporation or by wire transfer of immediately available funds to a bank account designated by the Corporation (in each case, such amounts not to be paid or made payable to the Escrow Agent).

          SECTION 1.04 Priority of Debentures; Grant of Security.

                    (a)      As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the obligations evidenced by the Debentures, and to secure the obligations evidenced by the Debentures, EPOD and Mr. Michael Matvieshen, respectively, grant to the Purchasers, as of the Initial Closing Date, a security interest as follows:

                                   (i)      the Debentures shall be secured by a lien on certain assets of Epod Solar (Wales) Limited (Company Registration Number 04645882) (“EPOD UK”), EPOD’s wholly-owned subsidiary, pursuant to (A) a debenture, and (B) a guaranty and indemnity, in each case dated as of the date hereof between EPOD UK and the Purchasers in the form attached as Exhibit C hereto (collectively, the “Security Agreements”); and

                                   (ii)      the Debentures shall be secured by an amount equal to 15,000,000 EPOD Shares owned by 531682 BC Ltd. and Guardian Universal Capital SA as of the date hereof, and 58,000 shares of Common Stock held by each of Baneberry Capital Corp. and Joel Cohen as of the date hereof which, following the date of closing of the Asset Purchase, will equate to an amount equal to 524,000 shares of Common Stock (collectively, the “Pledged Shares”), subject to adjustment, pursuant to Share Pledge Agreements and Non-Recourse Guaranties, in each case dated as of the date hereof, entered into between the Purchasers, on the one hand, and each of 531682 BC Ltd., Guardian Universal Capital SA, Baneberry Capital Corp. and Mr. Cohen, on the other hand, in substantially the form attached as Exhibit D hereto (the “Share Pledge Agreements”).

                              All of the foregoing are herein collectively called the “Collateral”.

          Notwithstanding anything in the Transaction Documents (as defined below) to the contrary, the Collateral shall be the only collateral security for the prompt and complete payment and performance of the Debentures. The Collateral security granted pursuant to this Section 1.04(a) shall be immediately released with respect to the Collateral upon the prompt and complete full payment and performance (whether by conversion or otherwise) of each Debenture pursuant to the terms of this Agreement or the remaining Transaction Documents. For purposes hereof, the term “Transaction Documents” shall mean this Agreement, the Debentures, the Warrants, the Security Agreements, the Share Pledge Agreements and the Registration Rights Agreement (as defined in Section 5.07) .

          As of the date of closing of the Asset Purchase, the Collateral, the security interest granted hereunder, and the Security Agreements and the Share Pledge Agreements, shall be assumed by the Corporation pursuant to the Purchase Agreement.

          SECTION 1.05 The Debentures.

                    (a)      Optional Conversion. For a period of twenty-four (24) months following the Initial Closing Date, a Purchaser, by delivery of written notice to EPOD or the Corporation, as applicable, may elect to convert the outstanding principal amount and accrued interest on such Purchaser’s Debentures, as follows:

                                   (i)      The outstanding principal amount and accrued interest on the Debentures issued to a Purchaser at the Initial Closing shall be convertible, at the option of such Purchaser, for a period beginning as of the Initial Closing Date and ending on the date of closing of the Asset Purchase, into shares of Common Stock or EPOD Shares.

                                   (ii)      The outstanding principal amount and accrued interest on any Debentures issued to a Purchaser in a subsequent Closing pursuant to Section 1.07 or convertible after the closing of the Asset Purchase shall be convertible by such Purchaser solely into shares of Common Stock.

                                    (iii)      In the event that the closing of the Asset Purchase does not take place for any reason, the outstanding principal amount and accrued interest on the Debentures issued to a Purchaser at the Initial Closing shall be convertible by such Purchaser solely into EPOD Shares.

          (b)      Conversion Price. The Debentures shall be convertible at a price per share equal to the lesser of (i) in the case of a conversion into either shares of Common Stock or EPOD Shares, $11.60, or (ii) with respect solely to conversion into shares of Common Stock, (A) if, at the time of delivery of such written notice to the Corporation, there are quotations available in the public markets with respect to shares of Common Stock, the closing price for the shares on the first Business Day (as defined in the Debentures) such shares are trading, less a twenty percent (20%) discount, or (B) the “Volume Weighted Average Price” (as defined in the Debentures) for the shares of Common Stock on the OTCBB, measured during the ten (10) Business Day (as defined in the Debentures) period ending on the date the registration statement on Form S-1 (as required to be filed by the Corporation pursuant to the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission (the “SEC”) (for illustrative purposes only, in the event that such registration statement is declared effective on June 30, 2009, the Volume Weighted Average Price for purposes of this Section 1.05(b)(ii)(B) shall be measured for the 10 Business Days beginning as of June 17 and ending on June 30). Such initial conversion price shall be subject to adjustment as provided in the Debentures; provided, that the Purchasers acknowledge and agree that the adjustment described in Section 1.05(b)(ii)(B) shall be a one time adjustment, which adjustment shall govern any and all subsequent adjustments (to the extent that such amount is less than $11.60) .

          (c)      Assumption. As of the date of closing of the Asset Purchase, the Debentures, and EPOD’s obligations thereunder, shall be assumed by the Corporation pursuant to the Purchase Agreement.

          SECTION 1.06 Warrants.

          (a)      Share Coverage. At the Initial Closing, EPOD shall issue Warrants to the Purchasers to purchase up to One Hundred Seventy-Two Thousand Four Hundred Fourteen (172,414) shares of Common Stock or EPOD Shares, as applicable. The Warrants issued at any Closing to a Purchaser shall be issued such that the number of shares of Common Stock subject to each Warrant shall be equal to the number of shares of Common Stock into which the aggregate principal amount of all Debentures issued to such Purchaser at such Closing is convertible. At any subsequent Closing pursuant to Section 1.07, the Corporation shall issue Warrants to each Purchaser in the amount set forth in the preceding sentence. The term of any Warrant issued hereunder shall be for a period of five (5) years following the applicable Closing Date.

          (b)      Exercise. During the term of the Warrants as set forth in Section 1.06(a) the Purchaser may, upon delivery of written exercise notice to the Corporation or EPOD, as applicable, elect to exercise such Purchaser’s Warrants, as follows:

                                   (i)      The Warrants issued to a Purchaser at the Initial Closing shall be exercisable, at the election of such Purchaser, for a period beginning on the Initial Closing Date and ending on the date of closing of the Asset Purchase, into shares of Common Stock or EPOD Shares.

                                   (ii)      Any Warrants issued to a Purchaser in a subsequent Closing pursuant to Section 1.07 or convertible after the closing of the Asset Purchase shall be exercisable by such Purchaser solely for shares of Common Stock.

                                   (iii)      In the event that the closing of the Asset Purchase does not take place for any reason, the Warrants issued to a Purchaser at the Initial Closing shall be exercisable by such Purchaser solely for EPOD Shares.

          (c)      Exercise Price. The Warrants shall be exercisable by the Purchasers at an exercise price per share equal to the lesser of (i) in the case of either shares of Common Stock or EPOD Shares, $14.00 , or (ii) with respect solely to shares of Common Stock, if, at the time of delivery of notice of exercise by the Purchaser to the Corporation, there are quotations available in the public markets with respect to shares of Common Stock, the closing price for the shares on the first Business Day such shares are trading, less a twenty percent (20%) discount. Such initial conversion price shall be subject to adjustment as provided in the Warrants.

          (d)      Assumption. As of the date of closing of the Asset Purchase, the Warrants, and EPOD’s obligations thereunder, shall be assumed by the Corporation pursuant to the Purchase Agreement.

          SECTION 1.07 Additional Investment. The Purchasers shall have the right, but not the obligation, to make an additional investment in the Corporation of up to $3,000,000.00 (the “Additional Investment”) at any time following the date of closing of the Asset Purchase. Any such Additional Investment shall be in the form of additional Debentures and Warrants with the same terms as those issued at the Initial Closing, and shall be further subject to the terms and conditions hereof, and in the amounts set forth on Schedule I hereto, which shall be revised as of the date of closing of any such Additional Investment to reflect same. The Purchasers’ right to elect to make an Additional Investment hereunder shall continue for a period of not more than thirty (30) days from the first date following the date of closing of the Asset Purchase that shares of Common Stock are trading on the OTCBB, after which time the right shall be forfeited. In the event that the Purchasers do not elect to make an Additional Investment on or before expiration of such 30 day period, the number of the Pledged Shares described in Section 1.04 (a)(ii), above shall be reduced by fifty percent (50%).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

          The Corporation hereby represents and warrants to each Purchaser that, except as disclosed in the Securities Filings (as defined in Section 2.09), as applicable, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the Closing Date, except as otherwise indicated.

          SECTION 2.01 Organization, Qualifications and Corporate Power.

          (a)      The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Corporation is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where such failure to so qualify would not have a material adverse effect. The Corporation has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b)      The Corporation has no subsidiaries. The Corporation does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation, or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise, or (ii) control, directly or indirectly, any other entity.

          SECTION 2.02 Capitalization.

          (a)      The authorized capital of the Corporation consists, immediately prior to the Closing, of 75,000,000 shares of Common Stock, 2,849,000 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Corporation holds no treasury stock and no shares of Common Stock in its treasury.

          (b)      The rights, privileges and preferences of the Common Stock are as stated in the Corporation’s Articles of Incorporation (the “Certificate”) and as provided by the general corporation law of the jurisdiction of the Corporation’s incorporation, and are described in the Securities Filings.

          (c)      Schedule 2.02(c) contains a list of stockholders of the Corporation, and shares held by each of them, immediately prior to the Closing. There has been no change in the capitalization of the Corporation since the Corporation filed its Form 10-Q for the period ending February 28, 2009. Other than the Debentures and Warrants to be issued in connection with this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal, participation rights or similar rights) or agreements, orally or in writing, to purchase or acquire from the Corporation any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock.

          (d)      None of the Corporation’s stock purchase agreements or stock option documents contain a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Corporation has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Certificate, the Corporation has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock. The issuance of the Purchase Securities, Corporation Conversion Shares and the Corporation Warrant Shares (each as defined in Section 2.04) will not result in a right of any holder of the Corporation’s securities to adjust the exercise, conversion, exchange or reset price under any such securities.

          SECTION 2.03 Subsidiaries. The Corporation does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Corporation is not a participant in any joint venture, partnership or similar arrangement.

          SECTION 2.04 Authorization. All corporate action required to be taken by the Corporation’s Board of Directors and stockholders in order to authorize the Corporation to enter into this Agreement, and to issue (a) the shares of Common Stock issuable upon conversion of the Debentures (the “Corporation Conversion Shares”), and (b) the shares of Common Stock issuable upon exercise of the Warrants (the “Corporation Warrant Shares”), has been taken or will be taken prior to the Closing Date, and no further action is required by the Corporation, its Board of Directors or stockholders in connection therewith. All action on the part of the officers of the Corporation necessary for the execution and delivery of this Agreement and the performance of all obligations of the Corporation hereunder to be performed as of the Closing has been taken or will be taken prior to the Closing. The Transaction Documents to which the Corporation is a party or will become a party by virtue of the closing of the Asset Purchase, when executed and delivered by the Corporation, shall constitute valid and legally binding obligations (to the extent set forth therein) of the Corporation, enforceable against the Corporation in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          SECTION 2.05 Valid Issuance of Conversion Shares and Warrant Shares. The Corporation Conversion Shares and the Corporation Warrant Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate and the applicable Transaction Documents to which the Corporation is a party or will become a party by virtue of the closing of the Asset Purchase, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchasers. Based in part upon the representations of the Purchasers in Article IV of this Agreement (and subject to Section 2.0.6 below) the Corporation Conversion Shares and the Corporation Warrant Shares will be issued in compliance with all applicable federal and state securities laws.

          SECTION 2.06 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Article IV of this Agreement, and except as required pursuant to the Registration Rights Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Corporation in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws, which have been made or will be made in accordance with the respective requirements thereof.

           SECTION 2.07 Compliance with Other Instruments. The Corporation is not in violation or default (a) of any provisions of the Certificate or its Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (e) of any provision of federal or state statute, rule or regulation applicable to the Corporation, the violation of which would have a material adverse effect. The execution, delivery and performance of the Transaction Documents to which the Corporation is a party or will become a party by virtue of the closing of the Asset Purchase, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a material default under the terms of any such provision, instrument, judgment, order, writ, decree, contract or agreement, or (ii) an event which results in the creation of any material lien, charge or encumbrance upon, or gives any third party rights in, any assets of the Corporation or the suspension, revocation, forfeiture, or nonrenewal of any material permit or License applicable to the Corporation.

          SECTION 2.08 Rights of Registration and Voting Rights. Except for the registration of the Corporation Conversion Shares and the Corporation Warrant Shares as contemplated in Section 7.03, the Corporation is not required to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities, nor will the Corporation grant any such rights until at least six (6) months from the date of effectiveness of the registration statement covering the Corporation Conversion Shares and the Corporation Warrant Shares described in Section 7.03 subject to the terms and conditions set forth in the Registration Rights Agreement. To the Corporation’s knowledge, no stockholder of the Corporation has entered into any agreements with respect to the voting of capital shares of the Corporation.

          SECTION 2.09 Financial Statements; Securities Filings.

          (a)      The Corporation has filed all reports, statements, schedules, prospectuses, and other documents required to be filed by the Corporation with the SEC in accordance with the Exchange Act (collectively, as amended and/or supplemented to date, the “Securities Filings”). At the time they were filed, the Securities Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and complied in all material respects with the requirements of the Exchange Act. A true and complete copy of all Securities Filings is available for review by the Purchasers at www.sec.gov.

          (b)      The financial statements contained in the Securities Filings (the “Financial Statements”) (i) have been prepared in all material respects in accordance with the published rules and regulations of the SEC and generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except (A) to the extent disclosed therein or required by changes in GAAP, (B) with respect to Securities Filings filed prior to the date of this Agreement, as may be indicated in the notes thereto, and (C) in the case of the unaudited financial statements, as permitted by the rules and regulations of the SEC, and (ii) fairly present in all material respects the consolidated financial position of the Corporation and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Corporation for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments necessary to present fairly such results of operations and cash flows), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of the Corporation and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

          (c)      The Corporation is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (d)      The Corporation has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Corporation and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Corporation in the Securities Filings is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Corporation’s certifying officers have evaluated the effectiveness of the Corporation’s disclosure controls and procedures as of the end of the period covered by the Corporation’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Corporation presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Corporation’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting.

          SECTION 2.10 Corporate Documents. The Certificate and the Bylaws of the Corporation are in the form previously provided to counsel to the Purchasers. The copy of the minute books of the Corporation previously provided to counsel to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

          SECTION 2.11 Real Property Holding Corporation; Tax Returns. The Corporation is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder. There are no federal, state, county, local or foreign taxes due and payable by the Corporation which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Corporation which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Corporation has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

          SECTION 2.12 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Corporation to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents or the Asset Purchase.

          SECTION 2.13 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Corporation has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Corporation received any notification that the Commission is contemplating terminating such registration. The Corporation has not, in the eight (8) months preceding the date hereof, received notice from the OTCBB to the effect that the Corporation is not in compliance with the listing or maintenance requirements of the OTCBB. The Corporation is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

          SECTION 2.14 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, and except with respect to the materials provided from time to time to the Purchasers and their counsel in connection with their performance of due diligence hereunder, the Corporation confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Corporation understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Corporation. All of the disclosure furnished by or on behalf of the Corporation to the Purchasers regarding the Corporation, its business and the transactions contemplated hereby, including the Securities Filings, is true and correct and does not contain, as of the date of such disclosure, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Corporation acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article IV hereof.

          SECTION 2.15 No Integrated Offering. Neither the Corporation, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance of the Corporation Conversion Shares or Corporation Warrant Shares pursuant to the terms herein to be integrated with prior offerings by the Corporation for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of the OTCBB.

          SECTION 2.16 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Corporation’s knowledge, currently threatened against the Corporation or, to the best of the Corporation’s knowledge, threatened against any officer or director of the Corporation, that (a) questions the validity of this Agreement or the right of the Corporation to enter into it, or to consummate the transactions contemplated hereby, or could have or reasonably be expected to have, either individually or in the aggregate, a material adverse effect upon the Corporation’s business. Neither the Corporation nor, to the best of the Corporation’s knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Corporation). There is no action, suit, proceeding or investigation by the Corporation pending or which the Corporation intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefore known to the Corporation) involving the prior employment of any of the Corporation’s employees, their services provided in connection with the Corporation’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

          SECTION 2.17 Agreements; Actions.

          (a)      Except for the Transaction Documents to which the Corporation is a party or will become a party by virtue of the Asset Purchase, there are no material agreements, understandings, instruments, contracts or proposed transactions to which the Corporation is a party or by which it is bound.

          (b)      The Corporation has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of this Section 2.17(b), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person (including persons the Corporation has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

          (c)      the Corporation is not a guarantor or indemnitor of any indebtedness of any other person.

          (d)      No event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Corporation or its business, properties, operations, assets or financial condition, that has not been disclosed to the Purchasers on the schedules.

          SECTION 2.18 Certain Transactions.

          (a)      Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Corporation’s Board of Directors, and (iii) the purchase of shares of the Corporation’s capital stock and the issuance of options to purchase shares of Common Stock pursuant to any stock plan, in each instance approved in the written minutes of the Board of Directors of the Corporation, there are no agreements, understandings or proposed transactions between the Corporation and any of its officers, directors or consultants, or any affiliate thereof.

          (b)      The Corporation is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Corporation’s directors, officers or employees, or any members of their immediate families, or any affiliate of the foregoing (i) are, directly or indirectly, indebted to the Corporation, or (ii) to the Corporation’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Corporation is affiliated or with which the Corporation has a business relationship, or any firm or corporation which competes with the Corporation except that directors, officers or employees or stockholders of the Corporation may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Corporation. None of the Corporation’s directors or any members of their immediate families or any affiliate of any of the foregoing are, directly or indirectly, interested in any contract with the Corporation. None of the directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Corporation’s customers, suppliers, service providers, joint venture partners, licensees and competitors.

          SECTION 2.19 Absence of Liens. The property and assets that the Corporation owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Corporation’s ownership or use of such property or assets. With respect to the property and assets it leases, the Corporation is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

          SECTION 2.20 Changes. Since the date of the most recent audited Financial Statements, there has not been:

          (a)      any material change in the assets, liabilities, financial condition or cash basis operating results of the Corporation, except changes in the ordinary course of business that have not caused, in the aggregate, a material adverse effect;

          (b)      any damage, destruction or loss, whether or not covered by insurance, that would have a material adverse effect;

          (c)      any waiver or compromise by the Corporation of a valuable right or of a material debt owed to it;

          (d)      any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Corporation, except in the ordinary course of business and the satisfaction or discharge of which would not have a material adverse effect;

          (e)      any material change to a material contract or agreement by which the Corporation or any of its assets is bound or subject;

          (f)      any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (g)      any resignation or termination of employment of any officer or director of the Corporation;

          (h)      except for liens for taxes not yet due or payable and liens that arise in the ordinary course of business which do not materially impair the Corporation’s ownership or use of such property or assets, any mortgage, pledge, transfer of a security interest in, or lien, created by the Corporation, with respect to any of its material properties or assets;

          (i)      any loans or guarantees made by the Corporation to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (j)      any declaration, setting aside or payment or other distribution in respect of any of the Corporation’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Corporation;

          (k)      any sale, assignment or transfer of any intellectual property that could reasonably be expected to result in a material adverse effect;

          (l)      receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Corporation;

          (m)      to the Corporation knowledge, any other event or condition of any character, other than events affecting the economy or the Corporation’s industry generally, that could reasonably be expected to result in a material adverse effect; or

          (n)      any arrangement or commitment by the Corporation to do any of the things described in this Section 2.20.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF EPOD

          EPOD hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Schedule III to this Agreement (the “EPOD Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the Closing Date, except as otherwise indicated. The EPOD Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article III, and the disclosures in any section or subsection of the EPOD Disclosure Schedule shall qualify other sections and subsections in this Article III only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

          SECTION 3.01 Organization, Good Standing, Corporate Power and Qualification. EPOD is a corporation duly organized, validly existing and in good standing under the laws of the province of British Columbia, Canada and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

          SECTION 3.02 Capitalization. The authorized capital of EPOD consists, immediately prior to the Initial Closing, of:

          (a)      An unlimited number of EPOD Shares, 161,428,570 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding EPOD Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and provincial securities laws. EPOD holds no treasury stock and no EPOD Shares in its treasury. EPOD has no authorized shares of preferred stock.

          The rights, privileges and preferences of the EPOD Shares are as stated in the organizational documents of EPOD and as provided by the general corporation law of the jurisdiction of EPOD’s incorporation.

          (c)      Immediately prior to the Initial Closing, no EPOD Shares have been issued pursuant to restricted stock purchase agreements and options to purchase 1,910,236 EPOD Shares have been granted and are currently outstanding.

          (d)      Section 3.02(d) of the EPOD Disclosure Schedule sets forth the capitalization of EPOD immediately following the Initial Closing, including the number of: (i) issued and outstanding shares of Common Stock, including with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) issued stock options, including vesting schedule and exercise price; (iii) stock options not yet issued but reserved for issuance; (iv) warrants or stock purchase rights, if any; and (v) outstanding debentures convertible into EPOD Shares. Except for (A) the conversion privileges of the Debentures to be issued in connection with this Agreement, (B) the securities and rights described in Section 3.02(d) of the EPOD Disclosure Schedule, (C) the Warrants to be issued in connection with this Agreement, and (D) the Financial Advisor Warrants to be issued under this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal, participation rights or similar rights) or agreements, orally or in writing, to purchase or acquire from EPOD any EPOD Shares, or any securities convertible into or exchangeable for EPOD Shares.

          (e)      None of EPOD’s stock purchase agreements or stock option documents contain a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. EPOD has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in its organizational documents, EPOD has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock. The issuance of the Purchase Securities, the EPOD Conversion Shares or the EPOD Warrant Shares will not result in a right of any holder of EPOD’s securities to adjust the exercise, conversion, exchange or reset price under any such securities.

          SECTION 3.03 Subsidiaries. Except for the subsidiaries listed on Section 3.03 of the EPOD Disclosure Schedule, EPOD does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. EPOD is not a participant in any joint venture, partnership or similar arrangement.

          SECTION 3.04 Authorization. All corporate action required to be taken by EPOD’s Board of Directors and stockholders in order to authorize EPOD to enter into this Agreement and the Purchase Agreement, and to issue (a) the Debentures and the EPOD Shares issuable upon conversion of the Debentures (the “EPOD Conversion Shares”), and (b) the Warrants and the EPOD Shares issuable upon exercise of the Warrants (the “EPOD Warrant Shares”), has been taken or will be taken prior to the Initial Closing Date, and no further action is required by EPOD, its Board of Directors or stockholders in connection therewith. All action on the part of the officers of EPOD necessary for the execution and delivery of this Agreement and the Purchase Agreement, the performance of all obligations of EPOD hereunder and thereunder to be performed as of the Initial Closing or the closing of the Purchase Agreement, as applicable, and, with respect to the issuance and delivery of the Debentures and Warrants, has been taken or will be taken prior to the Initial Closing. The Transaction Documents to which EPOD is a party, when executed and delivered by EPOD, shall constitute valid and legally binding obligations of EPOD, enforceable against EPOD in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          SECTION 3.05 Valid Issuance of Debentures and Warrants. The Debentures and Warrants, when issued, sold and delivered in accordance with the terms of the applicable Transaction Documents to which EPOD is a party, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchasers. Assuming the accuracy of the representations of the Purchasers in Article IV of this Agreement (and subject to the filings described in Section 3.06 below), the Debentures and the Warrants will be issued in compliance with all applicable federal and state securities laws. The EPOD Conversion Shares and the EPOD Warrant Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of EPOD’s organizational documents and the applicable Transaction Documents to which EPOD is a party, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable federal and provincial securities laws and liens or encumbrances created by or imposed by the Purchasers. Based in part upon the representations of the Purchasers in Article IV of this Agreement (and subject to Section 3.06 below) the EPOD Conversion Shares and the EPOD Warrant Shares will be issued in compliance with all applicable federal and provincial securities laws.

          SECTION 3.06 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Article IV of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of EPOD in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable federal and provincial securities laws, which have been made or will be made in accordance with the respective requirements thereof.

          SECTION 3.07 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to EPOD’s knowledge, currently threatened against EPOD or, to the best of EPOD’s knowledge, threatened against any officer or director of EPOD, that (a) questions the validity of this Agreement or the right of EPOD to enter into it, or to consummate the transactions contemplated hereby, or could have or reasonably be expected to have, either individually or in the aggregate, a material adverse effect upon EPOD’s business. Neither EPOD nor, to the best of EPOD’s knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect EPOD) There is no action, suit, proceeding or investigation by EPOD pending or which EPOD intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefore known to EPOD) involving the prior employment of any of EPOD’s employees, their services provided in connection with EPOD’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

          SECTION 3.08 Intellectual Property. EPOD owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all “EPOD Intellectual Property” (as defined below), without any known conflict with, or infringement of, the rights of others. To EPOD’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by EPOD violates or will violate any license or infringes or will infringe upon any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the EPOD Intellectual Property, nor is EPOD bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person. EPOD has not been sued or charged as a defendant in any claim, suit, action, or proceeding which involves a claim of infringement of any intellectual property of any third party and which has not been finally terminated prior to the date hereof, nor does EPOD have any knowledge of any such charge or claim or any infringement liability with respect to, or infringement or violation by, EPOD of any intellectual property of any third party. EPOD has not received any communications alleging that EPOD has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other person. EPOD has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with EPOD’s business. To EPOD’s knowledge, it will not require the use of any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by EPOD. Each employee and consultant has assigned to EPOD all intellectual property rights he or she owns that are related to EPOD’s business as now conducted and as presently proposed to be conducted. Section 3.08 of the EPOD Disclosure Schedule lists all EPOD Intellectual Property. To the knowledge of EPOD, there is no existing infringement by another person of any of the EPOD Intellectual Property. EPOD has not embedded any open source, copyright or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Section 3.08, EPOD shall be deemed to have knowledge of a patent right if EPOD has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

          For purposes hereof, “EPOD Intellectual Property” shall mean all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of EPOD’s business as now conducted and as presently proposed to be conducted.

          SECTION 3.09 Compliance with Other Instruments. Except as set forth on Section 3.09 of the EPOD Disclosure Schedule, EPOD is not in violation or default (a) of any provisions of its organizational documents, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (e) of any provision of federal or provincial statute, rule or regulation applicable to EPOD, the violation of which would have a material adverse effect. The execution, delivery and performance of the Transaction Documents to which EPOD is a party as well as the Purchase Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a material default under the terms of any such provision, instrument, judgment, order, writ, decree, contract or agreement, or (ii) an event which results in the creation of any material lien, charge or encumbrance upon, or gives any third party rights in any assets of EPOD or the suspension, revocation, forfeiture, or nonrenewal of any material permit or License applicable to EPOD.

          SECTION 3.10 Agreements; Actions.

          (a)      Except for the Transaction Documents to which EPOD is a party and except as set forth on Section 3.10 of the EPOD Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which EPOD is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, EPOD in excess of $10,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from EPOD, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person that limit EPOD’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by EPOD with respect to infringements of proprietary rights.

          (b)      Except as set forth on Section 3.10 of the EPOD Disclosure Schedule, EPOD has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of this Section 3.10(b), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person (including persons EPOD has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

          (c)      Except as set forth on Section 3.10 of the EPOD Disclosure Schedule, EPOD is not a guarantor or indemnitor of any indebtedness of any other person.

          (d)      Except for the Purchase Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to EPOD or its subsidiaries or their respective business, properties, operations, assets or financial condition, that would be required to be disclosed by EPOD under applicable securities laws if EPOD were an SEC reporting company at the time this representation is made or deemed made that has not been disclosed to the Purchasers.

          SECTION 3.11 Certain Transactions.

          (a)      Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by EPOD’s Board of Directors, and (iii) the purchase of shares of EPOD’s capital stock and the issuance of options to purchase EPOD Shares pursuant to the EPOD Stock Plan, in each instance approved in the written minutes of the Board of Directors of EPOD, there are no agreements, understandings or proposed transactions between EPOD and any of its officers, directors or consultants, or any affiliate thereof.

          (b)      Except for the unsecured debentures listed on Section 3.02(d) of the EPOD Disclosure Schedule, and except as set forth on Section 3.11 of the EPOD Disclosure Schedule, EPOD is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of EPOD’s directors, officers or employees, or any members of their immediate families, or any affiliate of the foregoing (i) are, directly or indirectly, indebted to EPOD, or (ii) to EPOD’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which EPOD is affiliated or with which EPOD has a business relationship, or any firm or corporation which competes with EPOD except that directors, officers or employees or stockholders of EPOD may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with EPOD. None of EPOD’s directors or any members of their immediate families or any affiliate of any of the foregoing are, directly or indirectly, interested in any contract with EPOD. None of the directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of EPOD’s customers, suppliers, service providers, joint venture partners, licensees and competitors.

          SECTION 3.12 Rights of Registration and Voting Rights. EPOD is not required to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities, nor will EPOD grant any such rights until the effectiveness of the registration statement contemplated by the Registration Rights Agreement. To EPOD’s knowledge, no stockholder of EPOD has entered into any agreements with respect to the voting of capital shares of EPOD.

          SECTION 3.13 Absence of Liens.

          (a)      Except as set forth in Section 3.13 of the EPOD Disclosure Schedule and except for the security interests granted pursuant to this Agreement, the property and assets that EPOD owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair EPOD’s ownership or use of such property or assets. With respect to the property and assets it leases, EPOD is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

          (b)      This Agreement, the Security Agreements and the Share Pledge Agreements create a valid, enforceable security interest in the Collateral, subject only to the mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses) set forth in Section 3.13 of the EPOD Disclosure Schedule, securing payment of the Debentures. Upon the filing of the Uniform Commercial Code financing statements, and any documents required to be filed pursuant to applicable foreign law, and the recordation of this Agreement (or a short form hereof) in the offices set forth in Section 3.13 of the EPOD Disclosure Schedule, all security interests which may be perfected by filing shall have been duly perfected. Except for the filings and recordings referred to in the preceding sentence, no action is necessary to create, perfect or protect such security interest.

Without limiting the generality of the foregoing, except for such filings and recordings, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is required for (i) the creation or perfection of the security interest in the Collateral, or (ii) the enforcement of a Purchaser’s rights with respect thereto. As of the Closing Date, no Indebtedness (as defined in Section 3.27) or other claim against EPOD is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than Indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

          SECTION 3.14 Financial Statements. EPOD has delivered to each Purchaser its consolidated unaudited financial statements as of December 31, 2008 and for the fiscal year then ended (the “EPOD Financial Statements”). The EPOD Financial Statements have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis throughout the periods indicated, except that the unaudited EPOD Financial Statements may not contain all footnotes required by generally accepted accounting principles in Canada. The EPOD Financial Statements fairly present in all material respects the financial condition and operating results of EPOD as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments and footnote disclosures. Except as set forth in the EPOD Financial Statements or on Section 3.14 of the EPOD Disclosure Schedule, EPOD has no liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2008, (ii) obligations under contracts and commitments incurred in the ordinary course of business, and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles in Canada to be reflected in the EPOD Financial Statements, which, in all such cases, individually and in the aggregate would not have a material adverse effect. EPOD maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles in Canada.

          SECTION 3.15 Changes. Since the date of the most recent Financial Statements, and except as set forth on Section 3.15 of the EPOD Disclosure Schedule, there has not been:

          (a)      any material change in the assets, liabilities, financial condition or cash basis operating results of EPOD, except changes in the ordinary course of business that have not caused, in the aggregate, a material adverse effect;

          (b)      any damage, destruction or loss, whether or not covered by insurance, that would have a material adverse effect;

          (c)      any waiver or compromise by EPOD of a valuable right or of a material debt owed to it;

          (d)      any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by EPOD, except in the ordinary course of business and the satisfaction or discharge of which would not have a material adverse effect;

          (e)      any material change to a material contract or agreement by which EPOD or any of its assets is bound or subject;

          (f)      any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (g)      any resignation of any officer, director or employee of EPOD following a disagreement or other dispute with EPOD, or termination of employment of any officer, director or employee of EPOD for cause;

          (h)      except the security interests granted in connection with this Agreement and for liens for taxes not yet due or payable and liens that arise in the ordinary course of business which do not materially impair EPOD’s ownership or use of such property or assets, any mortgage, pledge, transfer of a security interest in, or lien, created by EPOD, with respect to any of its material properties or assets;

          (i)      any loans or guarantees made by EPOD to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (j)      any declaration, setting aside or payment or other distribution in respect of any of EPOD’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by EPOD;

          (k)      any sale, assignment or transfer of any EPOD Intellectual Property that could reasonably be expected to result in a material adverse effect;

          (l)      receipt of notice that there has been a loss of, or material order cancellation by, any major customer of EPOD;

          (m)      to EPOD’s knowledge, any other event or condition of any character, other than events affecting the economy or EPOD’s industry generally, that could reasonably be expected to result in a material adverse effect; or

          (n)      any arrangement or commitment by EPOD to do any of the things described in this Section 3.15.

          SECTION 3.16 Employee Matters. EPOD does not have in effect any employment agreements, consulting agreements, deferred compensation, pension or retirement agreements or arrangements, bonus, severance, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral. None of the officers or other key employees of EPOD presently intends to terminate his or her employment. EPOD is in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. Except as listed on Section 3.16 of the EPOD Disclosure Schedule, upon termination of the employment of any employees, EPOD will not be obligated to provide advance notice of termination of employment or be liable to any such employees for so-called “severance pay” or retiree health benefits. EPOD is in material compliance with the terms of all such plans, and programs, and each such plan, program or agreement is in compliance with all of the requirements and provisions of applicable law, and is terminable in the discretion of EPOD without liability to EPOD upon or following such termination.

          SECTION 3.17 Tax Returns and Payments. There are no federal, state, provincial, county, local or foreign taxes due and payable by EPOD which have not been timely paid. There are no accrued and unpaid federal, state, provincial, country, local or foreign taxes of EPOD which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, provincial, local or foreign governmental agency. EPOD has duly and timely filed all federal, state, provincial, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

          SECTION 3.18 Insurance. There are currently no claims pending against EPOD under any insurance policies currently in effect and covering the property, business or employees of EPOD, and all premiums due and payable with respect to the policies maintained by EPOD have been paid to date. To EPOD’s knowledge, there is no threatened termination of any such policies or arrangements. EPOD is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which EPOD is engaged. Section 3.18 of the EPOD Disclosure Schedule sets forth the names and policies of EPOD’s insurers. Neither EPOD nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

          SECTION 3.19 Confidential Information Agreements. Each current and former employee, consultant and officer of EPOD has executed an agreement with EPOD regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers (the “Confidential Information Agreements”). No current or former key employee has excluded works or inventions from his or her assignment of inventions pursuant to such key employee’s Confidential Information Agreement. EPOD is not aware that any of its key employees is in violation thereof.

          SECTION 3.20 Permits. EPOD and each of its subsidiaries has all franchises, permits, Licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a material adverse effect. EPOD is not in default in any material respect under any of such franchises, permits, Licenses or other similar authority.

          SECTION 3.21 Corporate Documents. The organizational documents of EPOD are in the form previously provided to counsel to the Purchasers. The copy of the minute books of EPOD previously provided to counsel to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

          SECTION 3.22 Environmental and Safety Laws. Except as could not reasonably be expected to have a material adverse effect (a) EPOD is and has been in compliance with all “Environmental Laws” (as defined below); (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by EPOD; (c) there have been no Hazardous Substances generated by EPOD that have been disposed of or come to rest at any site that has been included in any published federal, state, provincial or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended (or similar foreign statute), stored on, any site owned or operated by EPOD, except for the storage of hazardous waste in compliance with Environmental Laws. EPOD has previously made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

          For purposes of this Section 3.22, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

          SECTION 3.23 Certain Fees. Except for the fees paid to the Financial Advisors (as defined in Section 9.04), which is described in Section 9.04 and will be paid by EPOD at the Initial Closing, no brokerage or finder’s fees or commissions are or will be payable by EPOD to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents.

          SECTION 3.24 Private Placement. No registration under the Securities Act is required for the offer and sale of the Purchase Securities by EPOD to the Purchasers as contemplated hereby. The issuance and sale of the Purchase Securities hereunder does not contravene the rules and regulations of any Canadian or United States federal, state or provincial securities laws.

          SECTION 3.25 Investment Corporation. EPOD is not, and is not an affiliate of and, immediately after receipt of payment for the Purchase Securities will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. EPOD shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

          SECTION 3.26 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, and except with respect to the materials provided from time to time to the Purchasers and their counsel in connection with their performance of due diligence hereunder, EPOD confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. EPOD understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of EPOD. All of the disclosure furnished by or on behalf of EPOD to the Purchasers regarding EPOD, its business and the transactions contemplated hereby, including the EPOD Disclosure Schedule, is true and correct and does not contain, as of the date of such disclosure, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          SECTION 3.27 Solvency. Based on the consolidated financial condition of EPOD as of the Initial Closing Date, after giving effect to the receipt by EPOD of the proceeds from the sale of the Purchase Securities hereunder: (i) the fair saleable value of EPOD’s assets exceeds the amount that will be required to be paid on or in respect of EPOD’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) EPOD’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by EPOD, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of EPOD, together with the proceeds EPOD would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. EPOD does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). EPOD has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Section 3.27 of the EPOD Disclosure Schedule sets forth as of the date hereof all outstanding secured and unsecured Indebtedness (as defined below) of EPOD or any subsidiary, or for which EPOD or any subsidiary has commitments. Neither EPOD nor any subsidiary is in default with respect to the material terms of any Indebtedness.

          For the purposes of this Section 3.27, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in EPOD’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (z) the present value of any lease payments in excess of $10,000 due under leases required to be capitalized in accordance with generally accepted accounting policies in Canada.

          SECTION 3.28 No General Solicitation. Neither EPOD nor any person acting on behalf of EPOD has offered or sold any of the Purchase Securities by any form of general solicitation or general advertising. Assuming the accuracy of the representations made by the Purchasers in Article IV of this Agreement, EPOD has offered the Purchase Securities for sale only to “accredited investors” within the meaning of Rule 501 under the Securities Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each Purchaser, severally and not jointly, hereby represents and warrants to the Corporation and EPOD that the following representations and warranties are true and complete as of the Closing Date.

          SECTION 4.01 General Representations. Each Purchaser, severally and not jointly, hereby represents and warrants to the Corporation and EPOD that:

          (a)      he has sufficient knowledge and experience in investing in companies similar to EPOD in terms of EPOD’s stage of development so as to be able to evaluate the risks and merits of its investment in the Corporation and it is able financially to bear the risks thereof; and the Purchaser’s financial condition is such that it is able to bear the risk of holding the Purchase Securities for an indefinite period of time and can bear the loss of its entire investment in EPOD.

          (b)      he has had an opportunity to discuss EPOD’s business, management and financial affairs with EPOD’s management and EPOD’s management has made available to the Purchaser any and all written information which he has requested and has answered to the Purchaser’s satisfaction all inquiries made by the Purchaser and with respect to individual or other tax and other economic considerations involved in this investment, and the Purchaser acknowledges that any documents pertaining to this investment of which he has been made aware have been made available for inspection by the Purchaser and the Purchaser’s attorney, accountant and/or other advisor(s);

          (c)      the Purchase Securities being purchased by him are being acquired for his own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

          (d)      the purchase of the Purchase Securities has not been made through or as a result of, and the issue and sale of the Purchase Securities is not being accompanied by, an advertisement in printed media of general and regular paid circulation, on radio, television or telecommunications, including electronic display, and no prospectus, registration statement or offering memorandum within the meaning of applicable laws has been delivered to the Purchaser in connection with the purchase and sale of the Purchase Securities;

          (e)      the EPOD Conversion Shares, the EPOD Warrant Shares and, until such time as they are registered for resale pursuant to the terms of the Registration Rights Agreement, the Corporation Conversion Shares and the Corporation Warrant Shares (i) have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) constitute “restricted securities” under the Securities Act, (iii) must be held indefinitely unless a subsequent disposition thereof is registered or otherwise in compliance under the Securities Act and/or applicable state securities laws or is exempt from such registration, (iv) that EPOD and the Corporation, as applicable, will make a notation on its transfer books to such effect, and (v) that if an exemption from registration or qualification therefor is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period therefor, and on requirements relating to EPOD and the Corporation which are outside of the Purchaser’s control, and which EPOD (and the Corporation, until such time as it is required to file the Initial Registration Statement (as defined under the Registration Rights Agreement) is under no obligation and may not be able to satisfy;

          (f)      he understands that each certificate evidencing Purchase Securities shall bear a legend or legends as may be required under applicable Canadian securities laws, as well as a legend substantially similar to the following:

                                   (i)      “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.”

                                   (ii)      Any legend set forth in, or required by, the Transaction Documents.

                                   (iii)      Any legend required by the securities laws of any state to the extent such laws are applicable to the Debentures, the Warrants and the securities represented by the certificate so legended.

          (g)      all corporate, personal or other action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents and Purchase Agreement and for the performance of all obligations of the Purchaser hereunder and thereunder has been taken. This Agreement has been, and the other Transaction Documents will be, duly executed and delivered by the Purchaser and will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally; and

          (h)      he has no obligation with respect to any brokerage or finder’s fees or commissions to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person, or with respect to any claims made by or on behalf of other persons for such fees, that may be due in connection with the transactions contemplated by the Transaction Documents.

          SECTION 4.02 Accredited Investor Status. The Purchaser is an “accredited investor” within the definition set forth in Rule 501(a) under the Securities Act and within the definition set forth in National Instrument 45-106 of the Canadian Securities Administrators.

          SECTION 4.03 Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Schedule I; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Schedule I.

          SECTION 4.04 Sole Representations. Except as expressly set forth in this Article IV, the Purchasers makes no other representation or warranty with respect to the transactions contemplated by the Transaction Documents to which either of them is a party.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

          The obligation of each of the Purchasers to purchase and pay for the Purchase Securities being purchased at the Initial Closing, and of any Purchase Securities issued at a subsequent Closing hereunder, is, at its option, subject to the satisfaction, on or before such Closing, of the conditions set forth in this Article V below, unless otherwise waived by the Purchasers:

          SECTION 5.01 Representations and Warranties. The representations and warranties of the Corporation and EPOD contained in Article II and III, respectively, shall be true and correct in all material respects as of such Closing, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality.

          SECTION 5.02 Performance. The Corporation and EPOD, as applicable shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at such Closing.

          SECTION 5.03 Compliance Certificate. The Chief Executive Officer or the President of the Corporation and EPOD, as applicable, shall deliver to the Purchasers at such Closing a certificate certifying that the conditions specified in Sections 5.01 and 5.02 have been fulfilled.

          SECTION 5.04 Proceedings. All corporate and other proceedings to be taken by the Corporation and EPOD, as applicable, in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their counsel in their sole discretion, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          SECTION 5.05 Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

          (a)      (i) the Certificate, certified as of a recent date by the Secretary of State of the State of Nevada, and (ii) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Corporation.

          (b)      (i) notice of Articles and Articles of Incorporation of EPOD, and (ii) a Certificate of Good Standing as of a recent date by the Registrar of Companies (British Columbia).

          (c)      a certificate of the Secretary or an Assistant Secretary of the Corporation dated as of such Closing and certifying: (i) that attached thereto are true and complete copies of the Certificate and By-laws of the Corporation as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Corporation authorizing the execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Purchase Securities and the reservation, issuance and delivery of the Corporation Conversion Shares and the Corporation Warrant Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (iii) to the incumbency and specimen signature of each officer of the Corporation executing any of the Transaction Documents, and any certificate or instrument furnished pursuant hereto or thereto, and a certification by another officer of the Corporation as to the incumbency and signature of the officer signing the certificate referred to in this clause (c);

          (d)      a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of EPOD dated as of such Closing and certifying: (i) that attached thereto are true and complete copies of the Articles of Organization and By-laws (or similar organizational documents) of EPOD as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of EPOD authorizing the execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Purchase Securities and the reservation, issuance and delivery of the EPOD Conversion Shares and the EPOD Warrant Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (iii) to the incumbency and specimen signature of each officer of EPOD executing any of the Transaction Documents, and any certificate or instrument furnished pursuant hereto or thereto, and a certification by another officer of EPOD as to the incumbency and signature of the officer signing the certificate referred to in this clause (d); and

          (e)      such additional supporting documents and other information with respect to the operations and affairs of the Corporation (and EPOD, as applicable) as the Purchasers or their counsel reasonably may request.

          SECTION 5.05 Security Agreements. The Security Agreements shall have been executed and delivered by EPOD UK and the Purchasers.

          SECTION 5.06 Registration Rights Agreement. The Registration Rights Agreement, in substantially the form attached hereto as Exhibit E (the “Registration Rights Agreement”), shall have been executed and delivered by the Corporation and the Purchasers.

          SECTION 5.07 Share Pledge Agreements. The Share Pledge Agreements shall have been executed by Mike Matvieshen and the Purchasers.

          SECTION 5.08 Non-Recourse Guaranty. Michael Matvieshen and the Purchasers shall have executed a Non-Recourse Guaranty with respect to the shares pledged pursuant to the Share Pledge Agreements.

          SECTION 5.09 Lock-Up Agreement. EPOD and the applicable stockholders of the Corporation shall have executed a Lock-Up Agreement with respect to a total of 1,469,000 shares of Common Stock held by such stockholders and the 2,651,000 shares of Common Stock being issued by the Corporation to EPOD pursuant to the Purchase Agreement.

          SECTION 5.10 Preemptive Rights. All stockholders of EPOD having any preemptive, first refusal or other rights with respect to the issuance of the Purchase Securities, the EPOD Conversion Shares or the EPOD Warrant Shares shall have irrevocably waived the same in writing.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF EPOD AND THE CORPORATION

          The obligations of EPOD and the Corporation, respectively, hereunder at the Initial Closing, and at a subsequent Closing hereunder, are subject to the satisfaction, on or before such Closing, of the conditions set forth in this Article VI below, unless otherwise waived by EPOD and the Corporation:

          SECTION 6.01 Representations and Warranties. The representations and warranties of the Purchasers contained in Article IV shall be true and correct in all material respects as of such Closing, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality.

          SECTION 6.02 Payment of Purchase Price. Each Purchaser shall have delivered to EPOD payment of the aggregate purchase price of the Purchase Securities to be purchased by such Purchaser at such Closing as set forth in Article I.

          SECTION 6.03 Transaction Documents. At or prior to such Closing, the Purchasers shall have executed and delivered a counterpart signature page to this Agreement and each of the remaining Transaction Documents to which he is a party. In addition to the foregoing, the Purchasers shall have delivered at or prior to such Closing a duly completed and executed Certificate of Accredited Investor attached as Schedule IV hereto.

          SECTION 6.04 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Corporation and the Corporation’s counsel, and to EPOD and EPOD’s counsel, as applicable, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

ARTICLE VII

COVENANTS OF THE CORPORATION AND EPOD

          The Corporation and EPOD hereby covenant and agree with the Purchasers that:

          SECTION 7.01 Restrictive Agreements Prohibited. Neither the Corporation, EPOD, nor any of their respective subsidiaries shall become a party to any agreement which by its terms restricts the Corporation’s or EPOD’s performance (for so long as EPOD is obligated to so perform) of any of the Transaction Documents.

          SECTION 7.02 Use of Proceeds. EPOD shall use the proceeds from the sale of the Purchase Securities solely for working capital, solar park construction, payment of the expenses indicated in Sections 9.01 and 9.04 herein, and other general corporate purposes, unless otherwise unanimously resolved by the Board of Directors of EPOD; provided, however that no proceeds shall be used for payments to any officers, directors or affiliates of EPOD (except for the one-time payment to Michael Matvieshen in order to provide for the purchase price of the shares of common stock of the Corporation held by former stockholders of the Corporation). The Corporation shall use the proceeds, if any, from the issuance of the Corporation Warrant Shares upon exercise by the Purchasers solely for working capital and other general corporate purposes, including the construction of solar parks, unless otherwise unanimously resolved by the Board of Directors of the Corporation; provided, however that no proceeds shall be used for payments to any officers, directors or affiliates of the Corporation (except for the one-time payment to Michael Matvieshen in order to provide for the purchase price of the shares of common stock of the Corporation held by former stockholders of the Corporation).

          SECTION 7.03 Registration of Corporation Conversion Shares and Corporation Warrant Shares. The Corporation shall use its reasonable best efforts to file with the SEC, within thirty (30) days of the closing date of the Asset Purchase, a registration statement on Form S-1 covering the Corporation Conversion Shares and the Corporation Warrant Shares and permitting the Purchasers to offer and sell, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, the Corporation Conversion Shares and the Corporation Warrant Shares, subject to the terms and conditions set forth in the Registration Rights Agreement.

          SECTION 7.04 Furnishing of Information; Public Information. Until the time that no Purchaser owns any Purchase Securities, Corporation Conversion Shares or Corporation Warrant Shares, the Corporation covenants to maintain the registration of the Common Stock under Section 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Corporation after the date hereof pursuant to the Exchange Act even if the Corporation is not then subject to the reporting requirements of the Exchange Act. As long as any Purchaser owns Purchase Securities, Corporation Conversion Shares or Corporation Warrant Shares, if the Corporation is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Purchase Securities, Corporation Conversion Shares or Corporation Warrant Shares including without limitation, under Rule 144. The Corporation further covenants that it will take such further action as any holder of Purchase Securities may reasonably request, to the extent required from time to time to enable such Person to sell the Purchase Securities, Corporation Conversion Shares or Corporation Warrant Shares without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

          At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Corporation to be in compliance with Rule 144(c)(1) of the Securities Action (“Rule 144”) and otherwise without restriction or limitation pursuant to Rule 144, if the Corporation shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Corporation shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Purchase Securities, Corporation Conversion Shares or Corporation Warrant Shares, an amount in cash equal to two percent (2.0%) of the aggregate purchase price of such Purchaser’s Debentures on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Corporation Conversion Shares or the Corporation Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 7.04 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred, and (ii) the third (3rd) Business Day (as defined in the Debentures) after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Corporation fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

          SECTION 7.05 Integration. The Corporation shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of any Purchase Securities issued pursuant to Section 1.07 hereof in a manner that would require the registration under the Securities Act of the sale of any Purchase Securities issued pursuant to Section 1.07 hereof.

          SECTION 7.06 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or to convert the Debentures. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures. EPOD (for so long as it is so obligated) and the Corporation, as applicable, shall honor exercises of the Warrants and conversions of the Debentures and shall deliver the EPOD Shares or the shares of Common Stock, as applicable, issuable upon exercise or conversion thereof, respectively, in accordance with the respective terms, conditions and time periods set forth in the Transaction Documents.

          SECTION 7.07 Securities Laws Disclosure; Publicity. The Corporation shall issue a Current Report on Form 8-K and press release disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto, within the time limitations prescribed in the Form 8-K rules. From and after the issuance of such press release, the Corporation shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Corporation or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Corporation and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Corporation nor any Purchaser shall issue any such press release, nor otherwise make any such public statement without the prior consent of the Corporation, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Corporation, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Corporation shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement, and (ii) the filing of final Transaction Documents (including signature pages thereto) with the SEC, and (b) to the extent such disclosure is required by applicable law or regulation, in which case the Corporation shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

          SECTION 7.08 Reservation and Listing of Securities.

          (a)                Each of EPOD (for so long as it remains so obligated pursuant to the applicable terms and conditions of the Transaction Documents) and the Corporation shall maintain a reserve from their respective duly authorized shares of common stock for issuance to the Purchasers pursuant to the Transaction Documents in such amount as may then be required for the purpose of effecting the conversion of the Debentures and the exercise of the Warrants and otherwise complying with the terms of the Transaction Documents (such number of shares of common stock, the “Required Minimum”).

          (b)                If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of common stock of EPOD (for so long as it remains so obligated pursuant to the applicable terms and conditions of the Transaction Documents) or the Corporation is less than the Required Minimum on such date, then the Board of Directors of EPOD or the Corporation, as necessary, shall use commercially reasonable efforts to amend their respective organizational documents to increase their number of authorized but unissued shares of common stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

          (c)                The Corporation shall, if applicable: (i) in the time and manner required by the principal trading market, prepare and file with such trading market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such trading market or the OTCBB as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation, and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such trading market or the OTCBB, as and to the extent applicable.

          SECTION 7.09 Participation in Future Financing.

          (a)      From the date of closing of the Asset Purchase until the date that is the twelve month anniversary thereof, upon any issuance by the Corporation or any of its subsidiaries of Common Stock or Common Stock equivalents or any indebtedness convertible into Common Stock in a bona fide third party financing transaction for the purpose of raising capital (a “Subsequent Financing”), each Purchaser shall have the right to participate up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in such Subsequent Financing.

          (b)      At least five (5) Business Days prior to the closing of the Subsequent Financing, the Corporation shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Corporation shall promptly, but no later than one (1) Business Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the person or persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

          (c)      Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Corporation by not later than 5:30 p.m. (New York City time) on the fifth (5th) Business Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Corporation receives no such notice from a Purchaser as of such fifth (5th) Business Day, such Purchaser shall be deemed to have notified the Corporation that it does not elect to participate.

          (d)      If by 5:30 p.m. (New York City time) on the fifth (5th) Business Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Corporation may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

          (e)      The Corporation must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 7.09, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Business Days after the date of the initial Subsequent Financing Notice.

          Notwithstanding the foregoing, this Section 7.09 shall not apply in respect of a public offering of Common Stock.

ARTICLE VIII

INDEMNIFICATION

          SECTION 8.01 Indemnification of Purchasers. Subject to the provisions of this Section 8.01, the Corporation and EPOD, severally and not jointly, shall indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Corporation or EPOD in this Agreement or in the other Transaction Documents, or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Corporation or EPOD who is not an affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Corporation and EPOD in writing, and the Corporation and EPOD shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Corporation or EPOD in writing, (ii) the Corporation and EPOD have failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Corporation or EPOD and the position of such Purchaser Party, in which case the Corporation and EPOD shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. Neither the Corporation nor EPOD will be liable to any Purchaser Party under this Agreement (x) for any settlement by a Purchaser Party effected without the Corporation’s or EPOD’s prior written consent, which shall not be unreasonably withheld or delayed, or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

ARTICLE IX

MISCELLANEOUS

          SECTION 9.01 Expenses. At the Initial Closing, EPOD has agreed to reimburse the Purchasers for their legal fees and expenses in an amount not to exceed, in the aggregate, $20,000.00 plus reasonable out-of-pocket expenses. Accordingly, in lieu of the foregoing payments, the aggregate amount that the Purchasers are required to pay for the Purchase Securities at the Initial Closing shall be reduced by such legal fees and expenses. In addition, at the Initial Closing, Epod and the Purchasers shall instruct the Escrow Agent to pay to Burns & Levinson LLP, out of the offering proceeds, all of its legal fees and disbursements accrued through the Initial Closing Date. Except as expressly set forth to the contrary in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

          SECTION 9.02 Survival of Agreements. Unless otherwise set forth in this Agreement, the representations and warranties of the Corporation, EPOD and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers, EPOD or the Corporation.

          SECTION 9.03 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations among the Corporation, EPOD and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before July 1, 2009; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

          SECTION 9.04 Financial Advisory Fee. The Purchasers understand that, in connection with the issue and sale of the Purchase Securities pursuant to this Agreement, CCI Financial Group Inc. (“CCI”) and Baneberry Capital Corp. (“Baneberry”) (each, a “Financial Advisor” and, collectively, the “Financial Advisors”) will receive from EPOD at the Initial Closing a financial advisory fee, in cash, equal, in the aggregate, to 10% of the gross proceeds to EPOD from the sale of the Purchase Securities hereunder. In addition, EPOD will issue to each Financial Advisor Warrants (collectively, the “Financial Advisor Warrants”), in the case of CCI, equal to 1% of the Purchase Securities sold to the Purchasers hereunder and, in the case of Baneberry, equal to 8% of the Purchase Securities sold to the Purchasers hereunder. Each Financial Advisor Warrant will entitle the Financial Advisor to acquire EPOD Shares or shares of Common Stock, as applicable, at the same price and upon the same terms and conditions as the Warrants issued to the Purchasers; provided, that the Corporation shall not be required to register any Financial Advisor Warrant pursuant to the Registration Rights Agreement.

          SECTION 9.05 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction, except for the payments to the Financial Advisors described in Section 9.04. The Purchasers, jointly and severally, agree to indemnify and to hold harmless the Corporation and EPOD from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability)for which the Purchasers or any of their respective officers, employees, or representatives is responsible. The Corporation agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability), including the payments to the Financial Advisors, for which the Corporation or any of its officers, employees or representatives is responsible. EPOD agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee to any person (and the costs and expenses of defending against such liability or asserted liability), including the payments to the Financial Advisors, for which EPOD or any of its officers, employees or representatives is responsible.

          SECTION 9.06 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Neither EPOD nor the Corporation may assign their respective rights and obligations under this Agreement without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any person to whom such Purchaser assigns or transfers any Purchase Securities; provided that such transferee agrees in writing to be bound, with respect to the transferred Purchase Securities, by the provisions of the Transaction Documents that apply to the Purchasers; provided, further that one or more applicable exemptions under the Securities Act, and any applicable state securities laws, permit such assignment or transfer without the necessity of registration pursuant thereto. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of the Purchase Securities, and the shares of Common Stock or the EPOD Shares, as applicable, issuable upon exercise or conversion thereof.

          SECTION 9.07 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth in the preamble to this Agreement or on Schedule I hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.05. If notice is given to the Corporation, a copy shall also be given to Burns & Levinson LLP, 125 Summer Street, Boston, MA 02110, Attention: Andrew J. Merken, Esq. If notice is given to a Purchaser, a copy shall also be given to Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, New York 10017, Attention: Stuart Neuhauser, Esq.

          SECTION 9.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          SECTION 9.09 Entire Agreement. This Agreement and the other Transaction Documents, including the schedules and exhibits hereto and thereto, constitute the sole and entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

          SECTION 9.10 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or as an attachment to an electronic mail message in “pdf” or similar format), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 9.11 Amendments. This Agreement may not be amended or modified, nor may any provision hereof be waived, except by a written instrument signed by the parties. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          SECTION 9.12 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

          SECTION 9.13 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

          SECTION 9.14 Waiver. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

          SECTION 9.15 Replacement of Purchase Securities. If any certificate or instrument evidencing any Purchase Securities is mutilated, lost, stolen or destroyed, the Corporation or EPOD, as applicable, shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Corporation or EPOD, as applicable, of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Purchase Securities.

          SECTION 9.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Corporation will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

          SECTION 9.17 Payment Set Aside. To the extent that the Corporation or EPOD, as applicable, makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Corporation or EPOD, as applicable, or any trustee or receiver of either of them or any other person under any law (including, without limitation, any bankruptcy law, state, provincial or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          SECTION 9.18 Independent Nature of Purchasers’ Obligations and Rights. Except to the extent set forth therein, the obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          SECTION 9.19 Liquidated Damages. The obligation of EPOD and the Corporation to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of EPOD for so long as it remains so obligated pursuant to the applicable terms and conditions of the Transaction Documents, and of the Corporation, and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid, notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

          SECTION 9.20 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

          SECTION 9.21 No Commitment for Additional Financing. EPOD and the Corporation acknowledge and agree that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist EPOD or the Corporation in obtaining any financing, investment or other assistance, other than the purchase of the Purchase Securities at the Initial Closing as set forth herein and subject to the conditions set forth herein. In addition, EPOD and the Corporation acknowledge and agree that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist EPOD or the Corporation in obtaining any financing or investment, (ii) neither EPOD nor the Corporation shall rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist EPOD or the Corporation in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and EPOD or the Corporation, as applicable, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in it sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in EPOD or the Corporation, as applicable, including the Additional Investment, and shall have no obligation to assist or cooperate with EPOD or the Corporation in obtaining any financing, investment or other assistance.

[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the day and year first above written.

EPOD:

EPOD SOLAR INC.

By:	/s/ Michael Matvieshen
Name:	Michael Matvieshen
Title:	Chief Executive Officer

CORPORATION:

ALLORA MINERALS, INC.

By:	/s/ Michael Matvieshen
Name:	Michael Matvieshen
Title:	President and Chief Executive Officer

PURCHASERS:

/s/ Chandra Pemmasani
Dr. Chandra Pemmasani

LIMITED JOINDER SOLELY FOR THE PURPOSES SET FORTH BELOW:

          The undersigned hereby execute the foregoing Securities Purchase Agreement solely with respect to their respective obligations set forth in Section 1.04.

531682 BC Ltd.

/s/ Michael Matvieshen
By: Michael Matvieshen
Its:

Guardian Universal Capital SA

/s/ Michael Matvieshen
By: Michael Matvieshen
Its:

Baneberry Capital Corp.

/s/ Jack Schwebel
By: Jack Schwebel
Its:

/s/ Joel Cohen
Joel Cohen

SCHEDULE 2.02(C)

List of Corporation Shareholders

SCHEDULE I

Schedule of Purchasers

Name and Address of Purchaser	Aggregate Principal Amount of Initial Closing Debentures ($)	Maximum Number of Initial Closing Warrant Shares
Dr. Chandra Pemmasani 8 Fieldstream Court Lutherville, MD 21093	2,000,000.00	172,414
TOTALS:	2,000,000.00	172,414

SCHEDULE II

[Omitted.]

SCHEDULE III

EPOD Disclosure Schedule

SCHEDULE IV

Certificate of Accredited Investor (U.S.)

SCHEDULE V

Certificate of Accredited Investor (Canada)

EXHIBIT A

[Form of Secured Convertible Debenture]

EXHIBIT B

[Form of Common Stock Purchase Warrant]

EXHIBIT C

[Form of Security Agreements]

EXHIBIT D

[Form of Share Pledge Agreements]

EXHIBIT E

[Form of Registration Rights Agreement]